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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is entered into this 19th day of August, 2002 (the "Effective Date"), between UNIFAB International, Inc., a Louisiana corporation (the "Company"), and William A. Downey, an individual residing in St. Charles Parish, Louisiana (the "Employee");

                                   WITNESETH:

                  WHEREAS, the Company desires to retain the benefit of Employee's experience, knowledge, reputation and contacts to benefit the Company's business; and

                  WHEREAS, the Employee is willing to undertake the duties hereinafter set forth and to be subject to the restrictions hereinafter specified in exchange for the compensation herein set forth;

                  NOW, THEREFORE, the Company and the Employee agree as follows:

                  1. Term. The Company hereby retains the Employee as a Consultant with respect to all operations of the Company for a term commencing on the Effective Date and continuing until August 18, 2006 (the "Expiration Date"), which period of employment may be terminated under the terms and conditions set forth in paragraph 7 (such period being hereinafter sometimes called the "Term of this Agreement"). The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

                  2. Duties as Employee. The Employee shall serve the Company in the capacity of a Consultant with respect to all operations of the Company and shall report to, and be subject to the general direction and control of, the Board of Directors of the Company (the "Board"), the Chief Executive Officer ("CEO") of the Company and the President of the Company.

                  3. Time and Availability.

                     a. Initial Period. The Employee shall devote his full business time and attention to the business of the Company during the period August 19, 2002 through August 18, 2003 (the "Initial Period"), and, except as may be specifically permitted by the Company, shall not engage in any other business activity during the Initial Period. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises during the Initial Period, provided, however, that such investments do not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement. Employee will not be required by the Company to relocate during the Term of this Agreement.

                     b. Second Period. After the Initial Period for the remaining Term of this Agreement ("Second Period"), the Employee shall devote by telephone such time and attention to the business of the Company as requested by the Board, CEO and/or President. Employee also shall participate in special Company projects from time to time as requested by the Board, CEO and/or President provided employee and the Company can mutually agree upon Employee's compensation for such participation.

                  4. Compensation. As regular compensation for all services rendered by Employee during the Term of this Agreement to the Company, its subsidiaries and affiliates, and for the agreements of the Employee


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set forth in Section 9 hereof, the Company shall (i) pay to the Employee a salary of $5,000 per month (the "Salary"), payable on the 1st and 15th of each calendar month in arrears, and (ii) grant to the Employee pursuant to the provisions of the Company's Long Term Incentive Plan effective as of September 16, 2002, an option (the "Stock Option") exercisable as set forth hereinafter to acquire at $0.39 per share, 250,000 shares of the Company's common stock, par value $.01 per share. The Stock Option grant shall be unrestricted and fully vested upon grant and shall be subject to the resale rules promulgated under federal securities laws.

                  5. Benefits. During the Term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans and arrangements in the same manner as executive officers of the Company.

                  6. Expenses. During the Term of this Agreement, the Company shall pay or reimburse the Employee, upon submission by him of an appropriate statement documenting such expenses as required by the Internal Revenue Code, for all out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like incurred by him in the interest of the business of the Company and in accordance with such procedures established by the Board of Directors.

                  7. Termination.

                     (a) Death. Employee's employment hereunder shall terminate upon the death of Employee. If Employee's employment is terminated because of his death, the Company shall pay to Employee's wife, Alma Maureen Simmons Downey, any unpaid portion of Employee's monthly compensation pursuant to the same payment schedule that it would have been paid to Employee except for his death.

                     (b) Disability. Employee's employment hereunder shall terminate upon the disability of Employee which, for purposes of this Agreement, shall be the physical or mental inability of Employee to carry out the normal and usual duties of his employment for an entire period of six (6) contiguous months together with the reasonable likelihood as determined by the Board that Employee, upon the advice of a qualified physician, will be unable to carry out the normal and usual duties of his employment for the following continuous period of six (6) months, and within 30 days after Notice of Termination is given, Employee shall not have returned to the performance of his normal and usual duties.

                    (i) During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness (the "Disability Period"), the Employee shall continue to receive his Salary until the date of termination, provided that payments so made to the Employee during the Disability Period shall not be reduced by the sum of the amounts, if any, payable to the Employee to or prior to the time of any such payment under disability benefit plans of the Company.

                    (ii) If the Employee's employment is terminated because of his disability, the Company shall pay to the Employee, commencing on the next succeeding day which is the fifteenth day or the last day of the month, as the case may be, and semimonthly thereafter on the fifteenth and last days of each month, an amount on each payment date equal to the semi-monthly installment of the Salary payment payable to the Employee pursuant to Paragraph 4 hereof at the time of disability for the remaining Term of this Agreement. Employee shall also be paid
         (i) the vested portion of any incentive compensation plan to which Employee is entitled and (ii) a pro rata portion of any incentive compensation to which Employee is entitled for the full fiscal year in which Employee's employment is terminated based on a 365 day year and the number of days elapsed prior to the date of termination. All payments made to the Employee


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         pursuant to this subparagraph (b)(ii) shall not be reduced by the sum of the amount, if any, payable to the Employee to or prior to the time of any such payment under disability benefit plans of the Employer.

                     (c) Termination by Employee. The Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a significant change in the scope, nature or status of Employee's responsibilities or employment prerogatives; (ii) a Change in Control (as hereinafter defined); (iii) Employee's relocation by the Company to any place, except for a relocation consented to by Employee; and (iv) any purported termination of Employee's employment with the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph 7(g) hereof (and for purposes of this Agreement, no such purported termination shall be effective). Other than following a Change in Control (as hereinafter defined), if Employee shall terminate his employment for Good Reason, then the Company shall continue to pay the Employee his Salary through August 18, 2006.

                     (d) Discharge for Cause. Notwithstanding any other provision of this Agreement, if prior to the expiration of the Initial Period of this Agreement the Employee shall be discharged by the Company for cause, then this Agreement shall automatically terminate (except for the provisions of Section 9 which shall continue in effect), and upon such termination, the Company shall have no further obligation to the Employee except that the Company shall pay to the Employee (i) an amount equal to the Employee's accrued and unpaid Salary to the date of such termination, and (ii) that proportion of the Salary to be paid for the Second Period calculated by multiplying $180,000 by a ratio equal to the total number of days Employee was employed during the Initial Period divided by 365. As used herein "for cause" shall mean any of the following events: (i) willful misconduct or intentional and continual neglect of duties which in the business judgment of the Board (excluding Employee) has materially adversely affected the Company; provided, however, that Employee shall have first received written notice from such Board advising of the acts or omissions that constitute the misconduct or neglect of duties, and such misconduct or neglect of duties continues after Employee shall have had a reasonable opportunity to correct the same; (ii) theft or conviction of a felony or any crime involving dishonesty or moral turpitude; or (iii) willful and continual failure or refusal to substantially perform employment duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness); provided, however, that Employee shall have first received written notice from the Board advising of the acts or omissions that constitute the failure or refusal to substantially perform duties, and such failure or refusal continues after Employee shall have had a reasonable opportunity to correct the same.

                     For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause without (i) reasonable notice to Employee setting forth the reasons for the Company's intention to terminate for cause, (ii) an opportunity for Employee, together with his counsel, to be heard before the Board, and (iii) delivery to Employee of a Notice of Termination from the Board finding that in the good faith opinion of the Board, Employee was guilty of conduct set forth above in clause (i),
(ii), or (iii) of the preceding paragraph, and specifying the particulars thereof in detail.

                     (e) Breach By Company. If, other than in connection with a Change in Control or a termination for Good Reason, (i) Employee terminates his employment hereunder upon the failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by Employee to the Company; or (ii) in breach of this Agreement, the Company shall terminate the Employee's employment, the Company shall continue to pay to the Employee, the Salary on the basis set forth in numbered paragraph 4 hereof through August 18, 2006 and Employee shall have the option exercisable by giving notice to the Company to receive a lump sum payment in lieu of the balance of such payments together with an additional sum sufficient to pay any increase in state and federal income taxes to be paid by Employee resulting from an increase in the rate(s) payable by virtue of the payment of such additional sum, all of which shall be payable by the Company to Employee within 30 days after the receipt of such notice.


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                     (f) Participation in Benefits. Unless Employee is
terminated for cause or pursuant to Paragraphs 7(a), (b) or (c) (ii), the Company shall maintain in full force and effect, for the continued benefit of Employee until the Expiration Date all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination provided that the Employee's continued participation is possible under the general terms and provision of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. Unless Employee is terminated for cause, pursuant to Paragraph 7(c)(ii) or upon a Change in Control, the Company, at its expense, shall maintain in full force and effect until the earlier of (A) the Expiration Date, or (B) Employee's commencement of full-time employment with a new employer (if applicable), for the continued benefit of Employee and/or his spouse, all life, disability, medical, dental, accident and health insurance coverage to which they were entitled immediately prior to the date of termination. In the event that such participation in any such coverage is barred under the general terms and provisions of the plans and programs under which such coverage is provided, or any such coverage is discontinued or the benefits thereunder materially reduced, the Company shall provide or arrange to provide benefits substantially similar to those which Employee and/or his spouse and dependent children were entitled to receive under such coverage immediately prior to the Notice of Termination. Unless Employee is terminated pursuant to Paragraph 7(a), at the end of the period of coverage hereinabove provided for, Employee shall have the option to have assigned to Employee at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to Employee and Employee shall be entitled to all health and similar benefits that are or would have been made available to Employee under law.

                     (g) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to subparagraph 7(a) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  8. Compensation After Change in Control. The following provisions shall be applicable in the event of a Change in Control:

                     (a) Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred only if any person or group of persons acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) shall have become the beneficial owner of a majority of the outstanding common stock of the Company other than Midland Fabricators and Process Systems, L.L.C. and/or William A. Hines and his family.

                     (b) Compensation Option. If a Change in Control of the Company shall have occurred, Employee shall have the option to either (i) receive compensation pursuant to paragraph 4 hereof during the Term of this Agreement or (ii) accelerate the remaining payments to be made pursuant to paragraph 4 and receive a lump sum payment thereof. Employee must exercise this option within sixty (60) days of such Change of Control by giving written notice thereof to the Company, or it shall be conclusively presumed that Employee has elected to receive a lump sum payment together with an additional sum to pay any increase in state and federal income taxes to be paid by Employee resulting from an increase in the rate(s) payable by virtue of such lump sum payment, the payment of which shall be made within thirty (30) days of the exercise of such option.

                     (c) Mitigation. The Employee shall not be required to mitigate the amount of any payment provided in this Paragraph 8 by seeking or accepting other employment or otherwise.


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                     (d) Additional Benefits. Upon a Change of Control, Employee
shall be relieved of any further duties as an Employee and also shall be entitled to the following additional benefits:

                     (i) The Company, at its expense, shall maintain in full
                  force and effect for Employee's continued benefit until the earlier of (A) the Expiration Date or (B) Employee's commencement of full-time employment with a new employer, all life, disability, medical, dental, accident and health insurance coverage to which Employee was entitled immediately prior to the Change of Control. In the event that Employee's participation in any such coverage is barred under the general terms and provisions of the plans and programs under which such coverage is provided, or any such coverage is discontinued or the benefits thereunder materially reduced, the Company shall provide or arrange to provide Employee with benefits substantially similar to those which Employee was entitled to receive under such coverage immediately prior to the Notice of Termination. At the end of the period of coverage hereinabove provided for, Employee shall have the option to have assigned to Employee at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to Employee and Employee shall be entitled to all health and similar benefits that are or would have been made available to Employee under law.

                  9. Restrictive Covenant. In partial consideration of the Company's agreement to enter into this Agreement, the Employee agrees that during the Initial Period of this Agreement, without the prior written consent of the Company, the Employee shall not engage, as principal, agent, trustee or through the agency of any corporation, partnership, association, agent, agency or other entity, in any business similar to or competitive with the businesses conducted by the Company, and the Employee shall not be the owner of more than 5% of the outstanding capital stock of any corporation, or a member or consultant of any partnership or an owner or consultant of any other business which conducts a business in competition with the business of the Company.

                  10. Vacations. The Employee shall be entitled each year to a vacation of four (4) weeks, during which time his compensation shall be paid in full. Each vacation shall be taken during a period of time to be mutually agreed upon by the parties.

                  11. Intellectual Property. The Employee hereby agrees that any and all copyrights, patents, trademarks, patent or trademark applications, copyrights, franchises, licenses, permits, rights (including, without limitation, rights to software and rights to trade secrets and proprietary Information, processes and know-how) and other authorizations (collectively, the "Rights") which he develops either alone or in collaboration with employees of the Company during the Term of this Agreement shall belong exclusively to the Company and, if requested, he will execute any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Company its right, title, or interest in, to, or under any of the Rights.

                  12. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, if addressed to the respective parties as follows:


                  If to Employee:       William A. Downey
                                              103 Beaupre Drive
                                              Luling, LA   70070


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                  If to the Company:    UNIFAB International, Inc.
                                              P.O. Box 11308
                                              5007 Port Road
                                              New Iberia, LA   70560
                                              ATTENTION: Martin K. Bech, Esq.

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

                  13. Severability. In case any term, phrase, clause, paragraph, section, restriction, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable, the same shall be deemed, and it is hereby agreed that the same are meant to be several, and shall not defeat or impair the remaining provisions hereof.

                  14. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by the Employee.

                  15. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. This Agreement is binding upon and inures to the benefit of Employee, the Company and their respective heirs, personal representatives and permitted successors and assigns.

                  16. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the matters covered hereby.

                  17. Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  18. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Louisiana.

                  19. Survival. The provisions of Section 9 shall survive until the termination of this Agreement, regardless of the fact that the Company will no longer be obligated to continue to make payments to the Employee hereunder.

                  20. Intervenor. AND NOW INTERVENES Midland Fabricators and Process Systems, L.L.C. for the sole purpose of guaranteeing performance of the provisions of paragraph 8 hereof in the event that the Company fails to do so for a period of forty-five (45) days after a Change in Control.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                                      COMPANY:

                                      UNIFAB INTERNATIONAL, INC.


                                      By:      /s/ Allen C. Porter, Jr.
                                               ------------------------
                                      Name:    Allen C. Portrer, Jr.
                                               ---------------------
                                      Title:   President
                                               ---------


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                                      EMPLOYEE:


                                      /s/ William A. Downey
                                      ---------------------
                                      WILLIAM A. DOWNEY

                                      INTERVENOR:

                                      MIDLAND FABRICATORS AND PROCESS
                                               SYSTEMS, L.L.C.


                                      By:      /s/ Frank C. Cangelosi, Jr.
                                               ---------------------------
                                      Name:    Frank C. Cangelosi, Jr.
                                      Title:   Secretary - Treasurer


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